Exhibit 99.1

Jasper Therapeutics and Amplitude Healthcare Acquisition Corporation Announce

Two New Board Members

REDWOOD CITY, Calif., and New York – September 20, 2021, Jasper Therapeutics, Inc., a biotechnology company focused on hematopoietic cell transplant therapies, and Amplitude Healthcare Acquisition Corporation (Nasdaq: AMHCU), a special purpose acquisition company (SPAC) sponsored by affiliates of Avego Management, LLC and Metalmark Capital, today announced that Lawrence Klein, Ph.D., and Chris Nolet will be appointed to Jasper Therapeutics’ board of directors, effective upon closing of the pending merger between the parties. Mr. Nolet will assume the role of Audit Committee Chair.

“We are pleased to appoint Lawrence and Chris to the Jasper board of directors to add additional expertise to the team in cellular and gene therapy development and to build a leading public biotechnology company,” said Bill Lis, executive chairman and chief executive officer of Jasper Therapeutics. “We look forward to their input and guidance as we advance the clinical development of JSP191, our anti-CD117 monoclonal antibody, as a targeted, non-toxic conditioning agent, and our novel engineered stem cell platform, which aims to expand the number of patients who could benefit from allogeneic and autologous gene edited hematopoietic stem cell therapy.”

Dr. Klein currently serves as chief operating officer at CRISPR Therapeutics, where he previously served as senior vice president and head of strategy and business development. Before joining CRISPR, he was an associate partner at McKinsey & Company, where he was a leader in the biotech practice and served a number of biotech companies on a wide range of topics from strategy to operations. He earned a B.S. in biochemistry and physics from the University of Wisconsin-Madison and a Ph.D. in biophysics from Stanford University.

Mr. Nolet has extensive experience as a long-time audit partner and business advisor in the life sciences industry. He currently serves on the boards of three publicly-traded life science companies and the board a life science industry organization. He is the former West Region Life Sciences Industry Leader and Partner at Ernst & Young (EY), having retired in June 2019 after more than 38 years in the profession. In addition to serving clients, his responsibilities included leading the West Region EY Life Sciences Industry Group and serving as a member of the Global EY Life Sciences Executive Leadership Group, which established policies and operating strategies for the EY Life Sciences practice worldwide. Prior to joining EY, Mr. Nolet was a partner at PricewaterhouseCoopers, where he led the life sciences practice in the western U.S. He holds a B.S. in accounting from San Diego State University and is a certified public accountant in California (retired).

About Jasper Therapeutics

Jasper Therapeutics is a biotechnology company focused on the development of novel curative therapies based on the biology of the hematopoietic stem cell. The company is advancing two potentially groundbreaking programs. JSP191, an anti-CD117 monoclonal antibody, is in clinical development as a conditioning agent that clears hematopoietic stem cells from bone marrow in patients undergoing a hematopoietic cell transplantation. It is designed to enable safer and more effective curative allogeneic and autologous hematopoietic cell transplants and gene therapies. In parallel, Jasper Therapeutics is advancing its preclinical engineered hematopoietic stem cell (eHSC) platform, which is designed to overcome key limitations of allogeneic and autologous gene-edited stem cell grafts. Both innovative programs have the potential to transform the field and expand hematopoietic stem cell therapy cures to a greater number of patients with life-threatening cancers, genetic diseases and autoimmune diseases than is possible today. For more information, please visit us at jaspertherapeutics.com.

About Amplitude Healthcare Acquisition Corporation

Amplitude was founded by Avego and Metalmark to seek innovative private life sciences company acquisition targets. We leverage our management and board’s reputation, experience, and track record of making investments and creating value in the industry. We have a strong history of building and growing companies as constructive and trustworthy partners. For more information, please visit: https://www.amplitudehealthcare.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between Jasper Therapeutics, Inc. and Amplitude Healthcare Acquisition Corporation, the proposed appointment of Lawrence Klein, Ph.D., and Chris Nolet to the Jasper Therapeutics’ board of directors, effective upon closing of the pending merger between the parties and Jasper Therapeutics’ products, technologies and prospects. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed business combination may not be completed in a timely manner or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed business combination; (iii) the effect of the announcement or pendency of the proposed business combination on Jasper Therapeutics’ business relationships, performance, and business generally; and (iv) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in Amplitude Healthcare Acquisition Corporation final proxy statement/information statement/prospectus contained in the Form S-4 registration statement described below, including those under “Risk Factors” therein, Quarterly Reports on Form 10-Q and other documents filed by Amplitude Healthcare Acquisition Corporation from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Jasper Therapeutics, Inc. and Amplitude Healthcare Acquisition Corporation assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Jasper Therapeutics, Inc. nor Amplitude Healthcare Acquisition Corporation gives any assurance that either Jasper Therapeutics, Inc. or Amplitude Healthcare Acquisition Corporation will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed business combination between Jasper Therapeutics, Inc. and Amplitude Healthcare Acquisition Corporation, the registration statement on Form S-4 has been declared effective by the SEC. That registration statement includes the related proxy statement and prospectus of Amplitude Healthcare Acquisition Corporation with respect to Amplitude Healthcare Acquisition Corporation’s special meeting of stockholders. Amplitude Healthcare Acquisition Corporation’s stockholders and other interested persons are advised to read the registration statement and the related proxy statement/prospectus and any documents filed in connection therewith, as these materials will contain important information about Jasper Therapeutics, Inc., Amplitude Healthcare Acquisition Corporation and the proposed business combination. The definitive proxy statement and related materials have been mailed to Amplitude Healthcare Acquisition Corporation’s stockholders who were holders of record as of the close of business on August 20, 2021 .

Investors and security holders may obtain free copies of the proxy statement/information statement/prospectus and all other relevant documents filed with the SEC by Amplitude Healthcare Acquisition Corporation through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by Amplitude Healthcare Acquisition Corporation may be obtained free of charge by directing a request to Amplitude Healthcare Acquisition Corporation, 1177 Avenue of the Americas, Fl 40, New York, New York 10036.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Contacts

Jasper Therapeutics Contacts

Lily Eng (media)

Real Chemistry

206-661-8627

leng@realchemistry.com

Jeet Mahal (investors)

Jasper Therapeutics

650-549-1403

jmahal@jaspertherapeutics.com

Amplitude Contact

IR@amplitudehealthcare.com

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